Exhibit 10.92

THIRD AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, the Plan was amended and restated effective generally January 1, 2002, in order to comply with changes required by law and to incorporate its various amendments; and

WHEREAS, amendment procedure as approved by the Human Resources Committee of the Company’s Board of Directors (the “HRC”) in July 2000 and incorporated in the Tenth Amendment to the Harrah’s Entertainment, Inc. Savings and Retirement Plan (prior to its restatement) was inadvertently omitted from the restated Plan document; and

WHEREAS, it is desirable to revise the Plan’s current amendment procedure to reflect the original directive of the HRC.

NOW, THEREFORE, BE IT RESOLVED that, this Third Amendment to the 2001 Restatement of the Plan is adopted and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Third Amendment.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2(b) of the Plan to the Company’s Vice President, Human Resources, Section 14.2 of the Plan is hereby amended as follows, effective as of the date this Third Amendment is executed:

“Section 14.2 Amendment of Plan.

(a)    The Company expects the Plan to be permanent, but the Company must necessarily and does hereby reserve the right to amend or modify in any respect, or to terminate, the Plan at any time, for any reason whatsoever, by action of any one of the following: the Board, the HRC, the Company’s Chief Executive Officer, the Company’s Senior Vice President of Human Resources, or another person designated by the Chief Executive Officer. The Company may make any modifications or amendments to the Plan, retroactively if necessary or appropriate, to qualify or maintain the Plan as a plan meeting the requirements of the Code or of ERISA, or the regulations issued thereunder.

(b)    As limited in Section 14.3 of the Plan, no amendment shall decrease the vested percentage any Participant has in his Accounts. The Plan may be amended or terminated under this Section without the vote of the stockholders of the Company, except to the extent that stockholder approval is required by Rule 16b-3, promulgated under section 16 of Securities Exchange Act of 1934, as amended.”

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer on this 24 day of November, 2003.

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ MARILYN G. WINN
Marilyn Winn
Senior Vice President, Human Resources